EXHIBIT 23.1



                      Consent of Independent Auditors


The Board of Directors
US Airways, Inc.:

        We consent to the use of our report dated March 10, 2000 except as to Note 14, which is as of March 15, 2000, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG LLP
McLean, VA
October 5, 2000